EXCHANGE AGREEMENT

The undersigned noteholder (the "**Holder**"), enters into this Exchange Agreement (this "**Agreement**") with Rekor Systems, Inc., a Delaware corporation (formerly Novume Solutions, Inc.) (the "**Company**"), on June 30, 2020 whereby the Holder will exchange certain of the Company's senior secured promissory notes (the "**Notes**") issued to the Holder pursuant to that certain Note Purchase Agreement, dated as of March 12, 2019, among the Company, the Guarantors from time to time party thereto, U.S. Bank, National Association, and the Holder and the other Purchasers from time to time party thereto, for shares of common stock, par value $0.0001 per share, of the Company (the "**Common Stock**") as and in the manner described herein.

The Holder understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the "**Securities Act**"), pursuant to Section 3(a)(9) thereof and without registration under the securities laws of any state of the United States or of any other jurisdiction.

On, and subject to, the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I
TERMS OF EXCHANGE

Section 1.1 <u>**Agreement to Exchange**</u>. On the basis of the representations, warranties, covenants and agreements contained in this Agreement, subject to <u>Sections 1.3</u> and <u>3.8</u> and upon satisfaction (or waiver) of the conditions set forth herein, at the Closing, (a) the Holder shall exchange up to the aggregate principal amount of the Notes set forth on <u>Exhibit A</u> hereto (the "**Exchange Notes**") and all accrued and unpaid interest thereon as of the Closing Date (the "**Accrued Interest**") for a number of shares of Common Stock (the "**Exchange Stock**") equal to (1) the sum of the principal amount of the Exchange Notes accepted for exchange, *plus* the amount of Accrued Interest, *plus* the amount of applicable fees under the Note Purchase Agreement (including the Premium Percentage and a pro rated portion of the Exit Fee (as such terms are defined in the Note Purchase Agreement), *divided by* (2) $4.00 (the "**Exchange Rate**"). The exchange described in this <u>Section 1.1</u> is referred to in this Agreement as the "**Exchange**."

Section 1.2 <u>**Exchange and Delivery**</u>.

(a) Subject to <u>Sections 1.3</u> and <u>3.8</u>, upon the satisfaction (or waiver) of the conditions set forth in Article IV hereof, the closing (the "**Closing**") of the Exchange pursuant to <u>Section 1.2(b)</u> hereof shall take place remotely via the exchange of documents and signatures (such date, the "**Closing Date**"), unless otherwise agreed in writing by the Holder and the Company. As promptly as practicable following the Closing Date, the Holder will surrender to the Company the Exchange Notes in the manner contemplated by <u>Section 1.2(b)</u> below, and the Company will deliver to the Holder the Exchange Stock in the manner contemplated by <u>Section 1.2(c)</u> below. For these purposes, "**Business Day**" means any day other than a Saturday, a Sunday or a day on

which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(b) Effective as of the Closing, the Holder will surrender to the Company all right, title and interest in the Exchange Notes. Subject to the consummation of the Closing, the Holder and the Company agree to do and perform, or cause to be done and performed, all such further acts and things, and execute and deliver all such other agreements, certificates, instruments and documents, as the other may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(c) As promptly as practicable following the Closing Date, the Company will (i) cause Issuer Direct, as transfer agent for the Company (the "**Transfer Agent**"), to deliver electronically on behalf of the Holder the Exchange Stock with no restrictive legends associated therewith, to the DTC participant identified in Exhibit B hereto, in book-entry form through the DTC's DWAC system, (ii) cause the cancellation of the principal amount of the Exchange Notes, and (iv) if the Holder has submitted less than all of its Notes for exchange, or less than all of its Exchange Notes are accepted for exchange due to the limitations described in Section 1.3 or Section 3.8, cause the issuance of a new Note to the Holder in respect of the Holder's Note not included in the Exchange.

(d) In the event of changes in the outstanding Common Stock prior to the Closing by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the Exchange Rate shall be correspondingly adjusted.

(e) The Company shall not issue any fraction of a share of Common Stock upon the Exchange. If the calculation of the number of shares of Exchange Stock pursuant to Section 1.1 would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(f) The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the Exchange.

Section 1.3 **Limitations on Exchange.** On the day prior to the Closing Date, the Company shall certify to the Holder in writing the number of shares of Common Stock outstanding as of the close of business on such date, and the Holder shall have indicated, in Exhibit A hereto, the number of shares of Common Stock beneficially owned (as defined in Section 13 under the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), and the rules promulgated thereunder) by the Holder and its affiliates before the Closing. The Company and the Holder shall cooperate in good faith to ensure that the issuance of the Exchange Stock will not result in the Holder beneficially owning more than the percentage identified on such Holder's signature page to this Agreement (the "**Holder Limit**") of the shares of Common Stock to be outstanding after giving effect to the Closing and to the closing of the other exchange agreements by other holders relating to the Notes (the "**Other Holders**") dated on or about the date hereof (the "**Other Exchange Agreements**"). Any issuance of Common Stock on the Closing Date in excess of the Holder Limit shall be void *ab initio*, and the Company

and the Holder shall cooperate in good faith to take such actions to ensure that the aggregate number of shares of Exchange Stock contemplated by this Agreement remains unchanged, but that the Holder Limit is not at any time exceeded.

ARTICLE II
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby makes the following representations and warranties, each of which is true and correct as of the date hereof and each of which shall be true and correct on the Closing Date (except where a particular representation is made as of a specific date), to the Company.

Section 2.1 **Power and Authorization.** The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Holder has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

Section 2.2 **Valid and Enforceable Agreement; No Violations.** This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the "**Enforceability Exceptions**"). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Holder's organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder, except for such violations, conflicts or breaches under clauses (ii) and (iii) above that would not, individually or in the aggregate, adversely and materially affect its performance of the obligations under this Agreement or the consummation of the transactions contemplated thereby.

Section 2.3 **Title to the Exchange Notes.** The Holder is the sole beneficial owner of the Exchange Notes set forth opposite its name on Exhibit A hereto and, on the Closing Date, will be the sole legal and beneficial owner of the Exchange Notes set forth opposite its name on Exhibit A hereto. The Holder has good, valid and marketable title to the Exchange Notes set forth opposite its name on Exhibit A hereto, free and clear of any liens created by the Holder. The Holder has not, in whole or in part, except as described in the immediately preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Exchange Notes or any of its rights, title to or interest in its Exchange Notes (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchange Notes. Upon the Holder's delivery of its Exchange Notes to the Company pursuant to the Exchange, such Exchange Notes shall be free and clear of all liens created by the Holder.

Section 2.4 Qualified Institutional Buyer or Accredited Investor. The Holder is either (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" within the meaning of Rule 501 under the Securities Act.

Section 2.5 No Affiliate Status; Holding Period. The Holder is not, and has not been during the consecutive three-month period preceding the date hereof, a director, officer or "affiliate" within the meaning of Rule 144 promulgated under the Securities Act (an "**Affiliate**") of the Company. A minimum of one year has elapsed from the date of the Holder's acquisition of the Exchange Notes from the Company or from an Affiliate of the Company, upon which date the Holder gave full consideration therefor.

Section 2.6 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and to consummate the other transactions contemplated hereby and has had the opportunity to review the Company's filings and submissions with the Securities and Exchange Commission (the "**SEC**"), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, and (c) the Holder is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange, and has had the opportunity to consult with its accounting, tax, financial, legal and other advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, and that such Holder is capable of sustaining any loss resulting therefrom without material injury.

ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties, each of which is true and correct as of the date hereof and each of which shall be true and correct on the Closing Date (except where a particular representation is made as of a specific date), to the Holder.

Section 3.1 Power and Authorization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Exchange contemplated hereby. No consent, approval, order or authorization of, or material registration, declaration or filing with any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries (as defined herein) (each, a "**Governmental Entity**") is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement, and the consummation by the Company of the Exchange.

Section 3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding

obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with, result in a breach or default of or under (a) the Company's charter, bylaws or other organizational documents, (b) any material agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

Section 3.3 **Exemption from Registration.** Assuming the accuracy of the representations and warranties of the Holder, (a) the issuance of the Exchange Stock to the Holder in connection with the Exchange pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and (b) the Exchange Stock to be issued to the Holder (i) will be, upon issuance, free of any restrictions on resale by such Holder and will not constitute "restricted securities" pursuant to Rule 144 promulgated under the Securities Act, (ii) will be issued in compliance with all applicable state and federal laws, and (iii) will be issued to the Holder without any transfer restrictions and will be issued through the facilities of DTC.

Section 3.4 **Capitalization; Common Stock.**

(a) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and are not subject to any preemptive rights, rights of first refusal or similar rights, except for such rights disclosed in periodic reports of the Company filed with Securities and Exchange Commission pursuant to the Exchange Act (the "**Periodic Reports**"). The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, $0.0001 par value per share ("**Preferred Stock**"). As of June 24, 2020, 22,914,655 shares of Common Stock were issued and outstanding, 502,327 shares of Series A Preferred Stock were issued and outstanding and 240,861 of Series B Preferred Stock were issued and outstanding. Except as disclosed in the Periodic Reports, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities of the Company. Between the date hereof and the Closing, without the Holder's prior written consent, the Company will not engage in, agree to or consummate any transaction that would result in an adjustment to the Exchange Rate.

(b) The Exchange Stock has been duly authorized and, upon delivery in the exchange for the Exchange Notes in accordance with the terms of this Agreement, such Exchange Stock will be validly issued, fully paid and non-assessable. The Exchange Stock is not subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery, the Exchange Stock shall be free and clear of all liens, other than any liens created by the Holder.

Section 3.5 **Nasdaq.** The Common Stock is listed on the Nasdaq Stock Market. No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the execution of this Agreement or the issuance of the Exchange Stock in accordance with the terms of this Agreement.

Section 3.6 Disclosure. On the Closing Date, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange, the NPA Amendment and the Global Sale (as defined in the Partial Release and Third Amendment to Note Purchase Agreement, by and among the Company, the Purchasers from time to time party thereto and the Agent, in such form as previously provided by the Company to the Holder (the "**NPA Amendment**")), including the subject matter thereof (to the extent not previously publicly disclosed) as well as any other material non-public information disclosed by the Company or its representatives to the Holder or its respective representatives (to the extent not previously publicly disclosed). Notwithstanding the foregoing or any other agreement between the Company and the Holder to the contrary, after June 30, 2020 (or such later date as may be agreed in writing by the Company and Cedarview Capital Management, LP, the "**Outside Date**"), the Holder shall be under no contractual obligation to the Company to maintain the confidentiality of, nor to refrain from using, any information previously provided to it by the Company. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting the transactions contemplated by this Agreement.

Section 3.7 No Financial Advisor. No broker, investment banker, financial advisor or other firm or person is entitled to any broker, finder, financial advisor or other similar fee or any other commission, similar fee or remuneration, or the reimbursement of expenses in connection therewith, either directly or indirectly, in connection with the Exchange or any other transactions contemplated by this Agreement.

Section 3.8 Exchange Limit. The aggregate number of shares of Exchange Stock issued in exchange for Notes under this Agreement and all Other Exchange Agreements shall not exceed 19.99% of the shares of Common Stock outstanding as of the date hereof, as calculated under the rules of the Nasdaq Stock Market (the "**Maximum Exchange Amount**"). In the event that the aggregate amount of Notes submitted to the Company to be exchanged under this Agreement and all Other Exchange Agreements would result in the Company issuing a number of shares of Common Stock in excess of the Maximum Exchange Amount, the Notes submitted for exchange by any Holder shall be subject to pro rata cutback based on the principal amount of Notes so submitted by such Holder relative to the principal amount of Notes so submitted by all Holders under this Agreement and all Other Exchange Agreements. Any cutback pursuant to this Section 3.8 shall be applied to the principal amount of the applicable Exchange Notes, such that all accrued and unpaid interest shall be included in the Exchange rather than be subject to the cutback.

ARTICLE IV
CONDITIONS TO OBLIGATIONS OF THE HOLDER AND THE COMPANY

Section 4.1 Holder Conditions. The obligations of the Holder to deliver (or cause to be delivered) the Exchange Notes to the Company are subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:

(a) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct as of the Closing Date in all material respects;

(b) the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(c) the Company shall have requested and caused Crowell & Moring LLP, counsel for the Company, to have furnished to the Transfer Agent its unqualified opinion, dated the Closing Date and providing for the Holder's reliance thereon, that the shares of Exchange Stock (i) have been duly authorized and upon issuance will be validly issued, fully paid and non-assessable and (ii) are exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof and may be issued to the Holder without any restrictive legend applied thereto;

(d) the shares of Exchange Stock shall have been approved by the Nasdaq Stock Market for listing on the Nasdaq Capital Market, subject to official notice of issuance;

(d) the Global Sale shall have been consummated; and

(e) the Company shall have entered into the NPA Amendment with all Purchasers (as defined in the NPA Amendment) signatory thereto.

Section 4.2 **Company Conditions**. The obligations of the Company to deliver (or cause to be delivered) the shares of Exchange Stock to the Holder are subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:

(a) the representations and warranties of the Holder contained in Section 2 hereof shall be true and correct as of the Closing Date in all material respects;

(b) the Holder shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(c) the holders of at least 65% of the aggregate principal amount of Notes outstanding as of the date hereof shall have entered into this Agreement and the Other Exchange Agreements.

ARTICLE V
MISCELLANEOUS

Section 5.1 **Entire Agreement.** This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.2 **Construction.** References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. When a reference is made in this Agreement to "Sections,"

such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to "$" or "dollars" mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. Whenever the words "hereof", "hereby", "herein" and "hereunder" and words of like import are used in this Agreement, they shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 5.3 **Costs and Expenses.** The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 5.4 **Governing Law.** This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

Section 5.5 **Submission to Jurisdiction.** Each of the Company and the Holder (a) agrees that any legal suit, action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Holder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 5.6 **Venue.** Each of the Company and the Holder irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 5.5. Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 5.7 **Waiver of Jury Trial.** THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.8 **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the

same instrument. Any counterpart or other signature hereon delivered by facsimile or other means of electronic delivery shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.9 Termination. The Holder may terminate this Agreement by notice given to the Company if after the execution and delivery of this Agreement and prior to the Closing Date (a) the Closing Date has not occurred by June 30, 2020, except where such failure to close was due to the delay or other fault of the Holder in breach of this Agreement, (b) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (c) the Company commences a case or other proceeding, or any involuntary case or other proceeding is commenced against the Company, for bankruptcy under chapter 7 or chapter 11 of title 11 of the United States Code or otherwise seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent or acquiesce to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any action to authorize any of the foregoing, or (d) there shall have occurred any outbreak or escalation of hostilities involving the United States, or any material change in financial markets or any calamity or crisis that, in the Holder's good faith judgment, is material and adverse and that, singly or together with any other event specified in this clause (d), makes it, in the Holder's good faith judgment, impracticable or inadvisable in any material respect to proceed with the exchange of the Exchange Notes on the terms and in the manner contemplated in this Agreement.

[***Signature Page Follows.***]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

REKOR SYSTEMS, INC.

By: ________________________________
Name: ______________________________
Title: _______________________________

[________________]

By: ________________________________
Name: ______________________________
Title: _______________________________

EXHIBIT A

Holder Information

Holder name:	____________________
Aggregate principal amount of Notes currently held:	____________________
Number of shares of Common Stock currently "beneficially owned"[1]:	____________________
Aggregate principal amount of Notes submitted for exchange (Exchange Notes):	____________________
Holder Limit (relating to Section 1.3 of the Exchange Agreement):	4.99% 9.99% **(circle/underline one)**
Name of DTC participant to receive shares of Common Stock:	____________________
DTC participant number:	____________________

[1] "**Beneficial ownership**," under Section 13(d) of the Securities Exchange Act of 1934 and the rules and pronouncements of the SEC promulgated thereunder ("Applicable Law"), includes a wide range of direct and indirect rights and interests in securities, including direct and indirect forms of ownership. In the view of the SEC, you are deemed to beneficially own any securities over which you have, or share, "voting power" or "investment power." You may also be deemed the indirect beneficial owner of securities held in the name of your spouse, your minor children or any relative of yours or your spouse who shares your home. In addition, such beneficial ownership shall include the shares of Common Stock of the Company beneficial owned by any persons acting as a "group" (within the meaning of Applicable Law) with the Holder and its affiliates